Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of PSM Holdings, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), I, Kevin Gadawski, Chief Executive Officer and Principal Financial Officer of the Company certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 30, 2013	/s/ Kevin Gadawski
Kevin Gadawski, President
(Chief Executive Officer and Principal Financial Officer)